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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-39840, 333-57214, 333-63856, 333-115384, 333-121774, and 333-122048 on the respective Forms S-8 and in Amendment No. 3 to Registration Statement No. 333-119836 on Form S-4 of Harrah's Entertainment, Inc. and in Amendment No. 1 to Registration Statement No. 333-115641 on Form S-3 of Caesars Entertainment, Inc. of our reports dated February 28, 2005, relating to the financial statements and financial statement schedule of Harrah's Entertainment, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph relating to Harrah's Entertainment, Inc.'s change in 2002 in its method of accounting for goodwill and other intangible assets to conform to Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets) and management's report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Harrah's Entertainment, Inc. for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP

Las Vegas, Nevada
February 28, 2005

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  Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM